UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2020

Webstar Technology Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 333-222325

Wyoming	37-1780261
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4231 Walnut Bend Jacksonville, Florida 32257	32257
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:                          (800) 608-6344

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(A) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On April 21, 2020, Webstar Technology Group, Inc., a Wyoming corporation (the “Company”) entered into an exclusive technology marketing and license agreement (the “License Agreement”) with Soft Tech Development Corp, a Florida corporation (“Soft Tech”). Soft Tech is controlled by James Owens, the Company’s founder, chairman of the Board of Directors and controlling stockholder.

Pursuant to the terms of the License Agreement, the Company obtained an exclusive, five-year worldwide license to sell, market and distribute Soft Tech’s proprietary Gigabyte Slayer™ and WARP-G™ Software (collectively, the “Licensed Software”). The Gigabyte Slayer software application is designed to deliver live video streams, video downloads and large data files more efficiently by using new proprietary data compression technology. The WARP-G software application is designed to enable enterprise customers who transmit live video streams, video downloads and large data files to push such data over existing pipelines at higher speeds in less time by using proprietary data compression technology. Under the terms of the License Agreement, the Company agreed to pay Soft Tech (i) a contingent licensing fee of $650,000 for each of Gigabyte Slayer™ and WARP-G™ Software for a total of $1,300,000 for the Licensed Software payable upon the earlier of closing of an aggregate of $20 million in net capital offering of the Company’s stock or when the Company’s cumulative net sales from the Licensed Software reach $20 million and (ii) a royalty rate of 7% based on the Company’s net sales of the Licensed Software.

Item 8.01 Other Events.

On April 22, 2020, the Company rescinded the subscription agreement dated December 14, 2019 by and among the Company and James Owens pursuant to which the Company agreed to issue and sell to James Owens twenty-five million (25,000,000) shares of the Company’s common stock at a total purchase price of $2,500.

Item 9.01(d) Financial Statements and Exhibits

Exhibit 10.1	Exclusive Technology Marketing and License Agreement dated April 21, 2020 by and between the Company and Soft Tech Development Corp.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 23, 2020	By:	/s/ Harold E. Hutchins
Chief Financial Officer
(Principal financial and accounting officer)

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